EXHIBIT 10.5

                               WARRANT AGREEMENT


         THIS WARRANT AGREEMENT has been made as of October 28, 1994, between DATA SYSTEMS NETWORK CORPORATION, a Michigan corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY (the "Warrant Agent").

         WHEREAS, the Company proposes to issue and sell to one or more underwriters, including Thomas James Associates, Inc., the representative of such underwriters (the "Representative"), for the purpose of a public offering thereof (the "Offering"), certain Units (including Units subject to the Underwriters' over-allotment option) (the "Units"), each Unit consisting of two shares of the Common Stock, $.01 par value per share, of the Company (the "Common Stock"), and two 60-month stock purchase warrants (the "Warrants"), each Warrant exercisable to purchase one share of Common Stock at any time commencing on October 28, 1994 (the "Original Issue Date"), and ending on October 27, 1999, at an exercise price of $6.25 per share through October 27, 1997 (36 months from the Original Issue Date), and $7.50 per share during the remaining 24 months, all subject to adjustment as provided herein; and

         WHEREAS, the Company proposes to issue pursuant to this Agreement certificates evidencing the Warrants (the "Warrant Certificates"); and

         WHEREAS, the Company desires the Warrant Agent, and the Warrant Agent agrees, to act on behalf of the Company in connection with the issuance, transfer, exchange, replacement and surrender of the Warrant Certificates; and

         WHEREAS, the Company and the Warrant Agent desire to set forth in this Warrant Agreement, among other things, the form and provisions of the Warrant Certificates and the terms and conditions under which they may be issued, transferred, exchanged, replaced and surrendered in connection with the exercise of the Warrants;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1.       APPOINTMENT OF WARRANT AGENT; WARRANT CERTIFICATES.

         1.1 Appointment of and Acceptance by Warrant Agent. The Company hereby appoints the Warrant Agent to act on behalf of the Company in accordance with the provisions of this Agreement. The Warrant Agent hereby accepts such appointment and the agency established by this Agreement, and agrees to perform the same upon the terms and conditions herein set forth.

         1.2 Form of Warrant Certificates. Each Warrant Certificate shall be issued in registered form only, in the name of the registered holder thereof (the "Holder"), and, together with the purchase and assignment forms to be printed on the reverse thereof, shall be substantially in the form of Exhibit A annexed hereto. The Warrant Certificates may also have stamped, printed, lithographed or engraved thereon such letters, numbers or other marks of identification or designation, and such legends, summaries or endorsements, as the Company may deem appropriate from time to time and as are not inconsistent with the provisions hereof, or as, in any particular case, may be required, in the opinion of counsel to the Company, to comply with any law, rule or regulation of any regulatory authority or agency, or to conform to customary usage.

         1.3 Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned and dated. In case any authorized officer of the Company who shall have signed any Warrant Certificate shall cease to be such officer of the Company either before or after delivery thereof by the Company to the Warrant Agent, the signature of such person on such Warrant Certificate shall nevertheless be valid, and such Warrant Certificate may be countersigned by the Warrant Agent, and issued and delivered to the person entitled to receive the Warrants represented thereby, with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company.

         1.4 Issuance and Distribution of Warrant Certificates. Upon completion of the Offering, the Company shall deliver to the Warrant Agent an adequate supply of Warrant Certificates executed on behalf of the Company as provided by Section 1.3. Upon receipt of an order from the Company, the Warrant Agent shall, within three business days, complete and countersign and deliver Warrant Certificates representing the total number of Warrants to be issued hereunder.

2.       WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS.

         2.1 Exercise Price. Each Warrant Certificate shall, when executed and countersigned as required by Section 1.3, entitle the Holder thereof to purchase from the Company one fully paid and non-assessable share of Common Stock for each Warrant evidenced thereby, at a purchase price of $6.25 per share if exercised on or before October 27, 1997, and $7.50 per share if exercised during the next succeeding 24 months, or such adjusted number of shares at such adjusted purchase price as may be established from time to time pursuant to the provisions of Section 4, payable in full at the time of exercise of the Warrant. Except as the context otherwise requires, as used herein the term "Exercise Price" shall mean the purchase price of one share of Common Stock, as provided by this Section 2.1 and reflecting all appropriate adjustments made in accordance with the provisions of
Section 4, which is in effect on the date of the particular Warrant exercise.

         2.2 Exercisability of Warrants. Each Warrant may be immediately exercised at any time after the Original Issue Date but not after 5:00 p.m., New York time, on October 27, 1999 (the "Expiration Date," which term shall also mean the latest time and date at which the Warrants may be exercised). From and after the Expiration Date, each Warrant not theretofore exercised shall be void and of no effect, and all rights thereunder, and all rights in respect thereof under this Agreement, shall thereupon cease. The Company has secured the effective registration of the shares of Common Stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended (the "Securities Act"), and has registered or qualified such shares under applicable state securities laws, as requested by the Representative. The Company agrees to use reasonable good faith efforts to maintain such registration and/or qualification in effect and to keep available for delivery upon the exercise of Warrants a prospectus that meets the requirements of section 10 of the Securities Act, until the earlier of the date by which all of the Warrants are exercised or the Expiration Date; provided, however, that the Company shall have no obligation to maintain the effectiveness of such registration or qualification or to keep available a prospectus, as aforesaid, at any time at which such registration or qualification or the delivery of such prospectus is not then required; and provided further, that in the event, by amendment to the Securities Act or otherwise, some other or different requirement shall be imposed by act of Congress of the United States which shall relate to the issuance of Common Stock upon exercise of the Warrants, the Company shall use reasonable good faith efforts to comply with such requirement so long as the same shall not be substantially more burdensome to the Company than the registration requirements under the Securities Act.

         2.3 Procedure for Exercise of Warrants. From the Original Issue Date through the Expiration Date, Warrants may be exercised by the Holder by: (a) surrendering the Warrant Certificates representing such Warrants to the Warrant Agent at its principal office (its "Principal Office"), which is currently at 40 Wall Street, New York, New York 10005, with the Election to Purchase form set forth on the Warrant Certificate (the "Election to Purchase") duly completed and executed by the Holder, with "Signatures Guaranteed" (which for purposes hereof shall mean signatures guaranteed by a member firm of a national securities exchange, a commercial bank or a trust company located in the United States, or a member of the National
Association of Securities Dealers, Inc.); (b) delivering to the Warrant
Agent for the account of the Company payment in full of the aggregate Exercise Price for the shares of Common Stock with respect to which such Warrants are being exercised; and (c) delivering to the Warrant Agent payment in full of the aggregate amount of the transfer taxes, if any, referred to in Section 7.1. Such Exercise Price and taxes shall be paid in full by cash, certified or official bank check, or postal money order, in each case payable in United States currency to the order of the Warrant Agent. The date on which Warrants are exercised in accordance with this
Section 2.3 is sometimes referred to herein as the "Date of Exercise" of such Warrants.

         2.4 Issuance of Common Stock. As soon as practicable after the Date of Exercise of any Warrants, the Warrant Agent shall requisition from the transfer agent for the Common Stock a certificate or certificates for the number of full shares of Common Stock to which the Holder of such Warrants is entitled, registered in accordance with the instructions set forth in the Election to Purchase. All shares of Common Stock issued upon the exercise of any Warrants shall be validly authorized and issued, fully paid and non-assessable, and free from all taxes, liens and charges created by the Company in respect of the issue thereof. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the Holder of record of the Common Stock represented thereby on the Date of Exercise of the Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate for shares of Common Stock.

         2.5 Certificates for Unexercised Warrants. In the event that less than all of the Warrants represented by a Warrant Certificate are exercised, the Warrant Agent shall countersign and mail, by first-class mail, postage prepaid, within 30 days after the Date of Exercise, to the Holder of such Warrant Certificate (or to such other person as shall be designated in the Election to Purchase), a new Warrant Certificate representing the number of full Warrants not exercised. In no event shall a fraction of a Warrant be exercised, and the Warrant Agent shall distribute no Warrant Certificates representing fractions of Warrants under this or any other provision of this Agreement.

         2.6 Reservation of Shares. The Company shall at all times reserve and keep available for issuance upon the exercise of Warrants such number of its authorized but unissued and/or treasury shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.

         2.7 Disposition of Proceeds. The Warrant Agent shall account promptly to the Company with respect to all Warrants exercised, and shall concurrently deliver to the Company all funds received with respect to the purchase of shares of Common Stock upon exercise of such Warrants.

3.       REDEMPTION OF WARRANTS.

         3.1 Redemption; Redemption Price. Commencing 90 days from the Original Issue Date, the Company may, at its option, redeem the outstanding Warrants, in whole or in part, upon not less than 30 days' prior notice (the "Notice of Redemption"), at a price of $.05 per Warrant (the "Redemption Price") provided, however, that (i) the Representative granted its prior written consent or (ii) the average of the closing bid price of the Common Stock for a period of 30 consecutive trading days exceeds $12.00 per share, in which case the consent of the Representative is not required. If the Company shall determine so to redeem less than all of the Warrants then outstanding, then the Warrant Agent shall determine the Warrants to be redeemed by such manner or method as it shall deem fair and appropriate, whether by lot or otherwise. No redemption shall affect any Warrant not issued and outstanding on the date of the Notice of Redemption.

         3.2 Notice of Redemption. The Company shall give notice to the Warrant Agent of any redemption in sufficient time so that the Warrant Agent shall give the Notice of Redemption to all Holders of Warrant Certificates to be redeemed at least 30 days prior to the date established for such redemption (the "Redemption Date"). Each Notice of Redemption shall: (a) specify the Redemption Date and the Redemption Price; (b) state that payment of the Redemption Price will be made by the Warrant Agent upon presentation and surrender, to the Warrant Agent at its Principal Office, of the Warrant Certificates representing the Warrants being redeemed; (c) state that the rights to exercise the Warrants then outstanding shall terminate at 5:00 p.m. New York time, on the Redemption Date; and (d) if less than all of the Warrants then outstanding are being redeemed, specify the serial numbers or portions of the Warrants to be redeemed. The Company shall also make prompt public announcement of such redemption by publication in The Wall Street Journal at the time of the Warrant Agent's mailing of the Notice of Redemption.

         3.3 Payment of Redemption Price. On or prior to the opening of business on the Redemption Date, the Company shall deposit with the Warrant Agent cash, or an irrevocable letter of credit issued by a national or state bank and in form reasonably satisfactory to the Warrant Agent, sufficient in amount to purchase all of the Warrants stated in the Notice of Redemption to be redeemed. Payment of the Redemption Price shall be made by the Warrant Agent upon presentation and surrender of the Warrant Certificates representing such Warrants to the Warrant Agent at its Principal Office. If the Notice of Redemption shall have been duly given and if the Company shall have duly deposited with the Warrant Agent the cash or irrevocable letter of credit required by this Section 3.3, then any Warrants then outstanding and not exercised by 5:00 p.m., New York time, on the Redemption Date shall no longer be deemed to be outstanding, and all rights with respect to such Warrants shall from and after such time and date cease and terminate, except only for the right of the Holders thereof to receive the Redemption Price, without interest.

4.       ADJUSTMENTS.

         4.1 Certain Dividends and Distributions. In the event that at any time or from time to time after the Original Issue Date the holders of Common Stock shall have received, or shall have become entitled (on or after the record date fixed for the determination of shareholders eligible therefor) to receive, without payment therefor:

         (a) any other or additional stock or other securities or property (other than cash) by way of dividend (howsoever described); or

         (b) any other or additional (or less) stock or other securities or property (including cash) by way of spin-off, split-up, reverse split, reclassification, recapitalization, combination of shares, or similar corporate arrangement;

then the Holder of any Warrant, upon the exercise thereof, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in paragraph (c) of this Section 4.1) which such Holder would hold on the date of such exercise if on the Original Issue Date he had been the holder of record of the number of shares of Common Stock called for on the face of such Warrant and thereafter, during the period from the Original Issue Date to and including the date of such exercise, (i) had retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in paragraph (c) of this Section 4. 1) receivable by him as aforesaid during such period, or (ii) in the case of a reverse split, combination of shares or similar arrangement, had given up the proportion of such shares affected by the reverse split, combination of shares or similar arrangement, in each case giving effect to all adjustments called for during such period by Sections 4.2 and 4.3.

         4.2 Reorganization, Consolidation, Merger, Etc. In the event that at any time after the Original Issue Date the Company shall:

         (a)     effect a reorganization; or

         (b)     consolidate with or merge into any other entity; or

         (c) transfer all or substantially all of its properties or assets to any other entity under any plan or arrangement contemplating the dissolution of the Company;

then the Holder of any Warrant, upon the exercise thereof at any time after the consummation of such reorganization, consolidation or merger, or the effectiveness of such dissolution, as the case may be, shall be entitled to receive (and the Company or its successor or purchasing entity shall be obligated to deliver), in lieu of the Common Stock issuable upon such exercise immediately prior to such consummation or effectiveness, the amount of stock and other securities and property (including cash) which such Holder would have been entitled to receive upon such consummation or such dissolution, as the case may be, if such Holder had so exercised such Warrant immediately prior thereto, giving effect to all adjustments called for after the date of such consummation or dissolution, as the case may be, by Sections 4.1 and 4.3.

         4.3     Other Adjustments.

         4.3.1 In General. In the event that the Company shall, at any time or from time to time after the Original Issue Date, in any case to which the provisions of Sections 4.1 or 4.2 are not applicable, issue, sell or otherwise dispose of shares of Common Stock without consideration, or for a consideration per share less than the Exercise Price in effect on the date of such issuance, sale or disposition (in each case, a "Disposition"), then and simultaneously with such Disposition:

         (a) the Exercise Price shall be reduced to a price determined by dividing:

                 (i) an amount equal to the sum of (A) the total number of shares of Common Stock outstanding immediately prior to the Disposition multiplied by the Exercise Price in effect on the date of the Disposition, plus (B) the consideration, if any, received by the Company upon the Disposition; by

                 (ii) the total number of shares of Common Stock outstanding immediately after the Disposition; and

         (b) the number of shares issuable upon exercise of such Warrant shall be increased by multiplying such number by a fraction, the numerator of which is the Exercise Price in effect immediately prior to the reduction provided by this Section 4.3.1 and the denominator of which is the Exercise Price in effect immediately after such reduction.


Notwithstanding the foregoing, no adjustment shall be made pursuant to this
Section 4.3.1 by reason of the issuance of shares of Common Stock (1) upon exercise of any Warrant, or (2) pursuant to any other commitment of the Company outstanding on the Original Issue Date, including without limitation that certain over-allotment option granted to the Underwriters in connection with the Offering.

         4.3.2   Convertible Securities.

         (a) In the event that the Company shall at any time or from time to time after the Original Issue Date issue, sell or otherwise dispose of any securities which are convertible into or exchangeable for Common Stock (in each case, an "Issue" of "Convertible Securities"), then a price per share for which Common Stock is issuable upon the conversion or exchange thereof shall be determined by dividing:

                 (i) an amount equal to the sum of (A) the aggregate amount received or receivable by the Company as consideration for the Issue of such Convertible Securities, plus (B) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof; by

                 (ii) the maximum number of shares of Common Stock issuable upon the conversion or exchange of all of such Convertible Securities.

If the price per share so determined shall be less than the Exercise Price in effect on the date of Issue, then such Issue shall be deemed to be a "Disposition" (within the meaning of Section 4.3.1) for cash, as of the date of Issue, and at the price per share so determined, of the maximum number of shares of Common Stock issuable upon the conversion or exchange of all of such Convertible Securities, and the appropriate adjustments provided by
Section 4.3.1 shall be made.

         (b) In the event that such Convertible Securities shall by their terms provide for increase(s), with the passage of time, in the amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, or in the rate of conversion or exchange thereof, then forthwith upon the effectiveness of any such increase, the Exercise Price and number of shares, as adjusted pursuant to paragraph (a) of this Section 4.3.2, shall be readjusted to reflect the same.

         (c) In the event that the rights of conversion or exchange of any such Convertible Securities shall expire or be cancelled or otherwise not in effect without having been exercised, then the Exercise Price and number of shares, as adjusted pursuant to paragraph (a) of this Section 4.3.2, shall forthwith be readjusted, and thereafter shall be the Exercise Price and number of shares which would have resulted had an adjustment been made pursuant to paragraph (a) of this Section 4.3.2 taking into account only (1) the aggregate amount actually received by the Company as consideration for the Issue of all such Convertible Securities which were actually converted or exchanged, (2) the aggregate amount of additional consideration, if any, actually received by the Company upon the conversion or exchange thereof, and (3) the number of shares of Common Stock actually issued upon the conversion or exchange of such Convertible Securities.

         4.3.3   Rights, Options Etc.

         (a) In the event that the Company shall at any time or from time to time after the Original Issue Date grant or issue any options (other than options under the Company's 1994 Stock Option Plan in effect on the Original Issue Date and warrants described in the Prospectus), warrants or other rights to subscribe for, purchase or otherwise acquire Common Stock (in each case, an "Issue" of "Rights"), then a price per share for which Common Stock is issuable upon the exercise thereof shall be determined by dividing:

                 (i) an amount equal to the sum of (A) the aggregate amount, if any, received or receivable by the Company as consideration for the Issue of such Rights, plus (B) the minimum aggregate amount of additional consideration payable to the Company upon the exercise thereof; by

                 (ii) the maximum number of shares of Common Stock issuable upon the exercise of all of such Rights.

If the price per share so determined shall be less than the Exercise Price in effect on the date of Issue, then such Issue shall be deemed to be a "Disposition" (within the meaning of Section 4.3.1) for cash, as of the date of Issue, and at the price per share so determined, of the maximum number of shares of Common Stock issuable upon the exercise of all of such Rights, and the appropriate adjustments provided by Section 4.3.1 shall be made.

         (b) In the event that such Rights shall by their terms provide for increase(s), with the passage of time, in the amount of additional consideration payable to the Company upon the exercise thereof, then forthwith upon the effectiveness of any such increase, the Exercise Price and number of shares, as adjusted pursuant to paragraph (a) of this Section 4.3.3, shall be readjusted to reflect the same.

         (c) In the event that any such Rights shall expire or be cancelled or otherwise no longer in effect without having been exercised, then the Exercise Price and number of shares, as adjusted pursuant to paragraph (a) of this Section 4.3.3, shall forthwith be readjusted, and thereafter shall be the Exercise Price and number of shares which would have resulted had an adjustment been made pursuant to paragraph (a) of this
Section 4.3.3 taking into account only (1) the aggregate amount, if any, actually received by the Company as consideration for the Issue of all such Rights which were actually exercised, (2) the aggregate amount of additional consideration actually received by the Company upon the exercise thereof, and (3) the number of shares of Common Stock actually issued upon the exercise of such Rights.

         4.4 No Adjustments for Minimum Amounts. No adjustment shall be made pursuant to Section 4.3 until the number of additional shares of Common Stock issued or issuable as contemplated by Section 4.3 exceeds 5 percent of the number of shares of Common Stock outstanding immediately after the Offering. Thereafter no adjustment shall be made pursuant to Section 4.3 until the cumulative adjustment in the Exercise Price shall be five cents or more; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that, together with any adjustments so carried forward, shall amount to at least five cents.

         4.5 Certificate as to Adjustments. In the event that any adjustment (or readjustment) is required to be made pursuant to the provisions of this Section 4, and in each such case, the Company shall, at its expense, promptly cause such adjustment to be calculated in accordance with the terms hereof and set forth in a certificate, signed by the Company's chief financial officer, which shows in detail all of the facts upon which such adjustment is based, the method of calculation thereof, and the number of shares of Common Stock then outstanding or deemed to be outstanding. The Company shall, within 20 days after such adjustment is required to be made, mail a copy of such certificate to each Holder of a Warrant and to the Warrant Agent. The Warrant Agent shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate, and may rely on such certificate without further inquiry.

5.       OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANT
         CERTIFICATES.

         5.1 Rights of Warrant Holders. No Warrant Certificate shall entitle the Holder thereof to any of the rights of a shareholder of the Company, including without limitation the right to vote, to receive dividends and other distributions, or to receive notice of or to attend meetings of shareholders or any other proceedings of the Company.

         5.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. If any Warrant Certificate shall be lost, stolen, mutilated or destroyed, the Company in its discretion may direct the Warrant Agent to execute and deliver, in exchange and substitution for such Warrant Certificate, a new Warrant Certificate for the number of Warrants represented by the Warrant Certificate so lost, stolen, mutilated or destroyed, but only upon the Company's receipt of evidence of such loss, theft, mutilation or destruction of such Warrant Certificate and of the ownership thereof, and a bond or indemnity, if requested, all satisfactory to the Company and the Warrant Agent. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay other reasonable charges incidental thereto as the Company or the Warrant Agent may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

6. SPLIT-UP, COMBINATION, EXCHANGE, TRANSFER AND CANCELLATION OF WARRANT CERTIFICATES.

         6.1     Split-Up, Combination, Exchange and Transfer of Warrant
Certificates.   Prior to the Expiration Date, and subject to the provisions of Section 6.2, Warrant Certificates may be split up, combined or exchanged for other Warrant Certificates representing a like aggregate number of Warrants, or may be transferred in whole or in part. Any Holder desiring to split up, combine or exchange one or more Warrant Certificates shall make such request in writing delivered to the Warrant Agent at its Principal Office, and shall surrender the Warrant Certificate(s) so to be split up, combined or exchange at such office. Subject to any applicable laws, rules or regulations restricting transferability, any restriction on transferability that may appear on a Warrant Certificate in accordance with the terms hereof, or any "stop-transfer" instructions the Company may give to the Warrant Agent to implement any such restrictions (which instructions the Company is expressly authorized to give), transfer of outstanding Warrant Certificate(s) may be effected by the Warrant Agent from time to time upon the books of the Company to be maintained by the Warrant Agent for that purpose, upon surrender of the Warrant Certificate(s) to the Warrant Agent at its Principal Office, with the assignment form set forth in the Warrant Certificate duly executed by the Holder with Signatures Guaranteed. Upon any such surrender for split-up, combination, exchange or transfer, the Warrant Agent shall execute and deliver to the person entitled thereto one or more Warrant Certificates, as so requested. The Warrant Agent shall not be required to effect any split-up, combination, exchange or transfer which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant. The Warrant Agent may, prior to the issuance of any new Warrant Certificate, require the Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with the split-up, combination, exchange or transfer of Warrant Certificates.

         6.2 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered upon the exercise of Warrants, or for split-up, combination, exchange or transfer, or purchased or otherwise acquired by the Company, shall be cancelled and shall not be reissued by the Company and, except as provided by Section 2.5 (exercise of less than all of the Warrants evidenced by a Warrant Certificate) or by Section 6.1 (split-up, combination, exchange or transfer), no Warrant Certificate shall be issued in place of a cancelled Warrant Certificate. Any Warrant Certificate so cancelled shall be destroyed by the Warrant Agent unless otherwise directed by the Company.

7.       PROVISIONS CONCERNING THE WARRANT AGENT AND OTHER MATTERS.

         7.1 Payment of Taxes and Charges. The Company shall from time to time promptly pay to the Warrant Agent, or make provisions satisfactory to the Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or by any state upon the Company or the Warrant Agent in connection with the issuance or delivery of shares of Common Stock upon the exercise of any Warrants; provided, however, that any transfer taxes in connection with the issuance of Warrant Certificates or certificates for shares of Common Stock in any name other than that of the Holder of the Warrant Certificate surrendered shall be paid by such Holder and, in such case, the Company shall not be required to issue or deliver any Warrant Certificate or certificate for shares of Common Stock until such taxes shall have been paid or it has been established to the Company's satisfaction that no tax is due.

         7.2 Resignation or Removal of Warrant Agent; Appointment of New Warrant Agent. The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder after giving one month's notice to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. Upon comparable notice to the Warrant Agent, the Company may remove the Warrant Agent. In any such event, the Company shall promptly appoint a new Warrant Agent, as hereinafter provided, and the resignation or removal of the Warrant Agent shall not be effective until a new Warrant Agent has been duly appointed and has accepted such appointment. If the Company shall fail to appoint a new Warrant Agent within 30 days after (a) it has removed the Warrant Agent, or
(b) it has been notified, whether by the Warrant Agent or by any Holder of a Warrant Certificate, of the resignation or incapacity of the Warrant Agent, then any Holder of a Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent appointed hereunder shall execute, acknowledge and deliver to the former Warrant Agent last in office, and to the Company, an instrument accepting such appointment under substantially the same terms and conditions as are contained herein, and thereupon such new Warrant Agent, without any further act or deed, shall become vested with the rights, powers, duties and responsibilities of the Warrant Agent, and the former Warrant Agent shall cease to be the Warrant Agent. Notwithstanding the foregoing, if for any reason it becomes necessary or expedient to have the former Warrant Agent execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the former Warrant Agent.

         7.3 Notice of Appointment. No later than the effective date of the appointment of a new Warrant Agent the Company shall cause notice thereof to be mailed to the former Warrant Agent and the transfer agent for the Common Stock, and shall forthwith cause a copy of such notice to be mailed to each Holder of a Warrant Certificate. Failure to mail such notice, or any defect contained therein, shall not affect the legality or validity of the appointment of the successor Warrant Agent.

         7.4 Merger of Warrant Agent. Any company into which the Warrant Agent may be merged or with which it may be consolidated or any company resulting from any merger or consolidation to which the Warrant Agent may be a party, shall be the successor Warrant Agent under this Agreement without further act or deed, so long as such company would be eligible for appointment as a successor Warrant Agent under the provisions of Section
7.2. Any such successor Warrant Agent may adopt the prior countersignature of any predecessor Warrant Agent, and may distribute Warrant Certificates countersigned but not distributed by such predecessor Warrant Agent, or may countersign Warrant Certificates in its own name.

         7.5 Company Responsibilities. The Company shall: (a) pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder, and reimburse the Warrant Agent upon demand for all expenses, advances and expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder (including reasonable fees and expenses of its counsel); (b) provide the Warrant Agent, upon request, with sufficient funds to pay any cash due; and (c) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performance by the Warrant Agent of the provisions of this Agreement.

         7.6 Certification for the Benefit of Warrant Agent. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established or that any instructions with respect to the performance of its duties hereunder be given by the Company prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established or such instructions may be given, by a certificate or instrument signed by the Chief Executive Officer, the President, any Vice President, the Treasurer or all of the Directors of the Company and delivered to the Warrant Agent. Such certificate or instrument may be relied upon by the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement, but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such matter or may require such further additional evidence as it may deem reasonable.


         7.7 Liability of Warrant Agent. The Warrant Agent shall be liable hereunder for its own negligence or willful misconduct. The Warrant Agent shall act hereunder solely as an agent for the Company and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Warrant Agent shall not incur any liability or responsibility to the Company or to any Holder of any Warrant Certificate for any action taken, or omitted to be taken, in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be: (a) under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof by the Company, or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); (b) responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; (c) responsible for the making of any adjustment required under the provisions of Section 4, or for the manner, method or amount of any such adjustment or the facts that would require any such adjustment; or (d) deemed, by any act hereunder, to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or other securities to be issued pursuant to this Agreement or any Warrant Certificate, or as to whether any shares of Common Stock or other securities will when issued be validly authorized and issued and fully paid and non-assessable.

         7.8 Use of Attorney, Agents and Employees. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees.

         7.9 Conflict of Interest. The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrant Certificates.

         7.10 Indemnification. The Company shall indemnify the Warrant Agent and save it harmless from and against any and all losses, expenses or liabilities, including judgments, costs and reasonable counsel fees, arising out of or in connection with its agency under this Agreement, except as a result of the negligence or willful misconduct of the Warrant Agent.

8.       IN GENERAL.

         8.1 Changes to Agreement. The Warrant Agent, together with the Company, may, without the consent or concurrence of any Holder of a Warrant Certificate, by supplemental agreement or otherwise, make any changes or corrections in this Agreement that the Warrant Agent and the Company shall have been advised by counsel (a) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (b) add to the covenants and agreements thereafter to be observed, or (c) result in the surrender of any right or power reserved to or conferred upon the Company or the Warrant Agent in this Agreement; but which changes or corrections do not or will not adversely affect, alter or change the rights, privileges or immunities of the Holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Holders of Warrant Certificates representing not less than 50 percent of the Warrants then outstanding; and provided further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant or the payment of the Exercise Price therefor, or the acceleration of the Expiration Date, shall be made without the consent in writing of the Holder of a Warrant Certificate, other than such changes as are specifically prescribed by this Agreement as originally executed.

         8.2 Assignment. All of the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

         8.3 Successor to the Company. The Company shall not merge or consolidate with or into any other corporation or other entity, or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor entity, unless the entity resulting from such merger, consolidation, sale or transfer (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form and substance to the Warrant Agent and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

         8.4 Notices. Any notice, demand or other communication given under this Agreement shall be in writing. Any such notice, demand or other communication given to the Company shall be sufficiently given when it is deposited with the United States Postal Service for first-class or registered mail delivery, with postage prepaid and addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                 Data Systems Network Corporation
                 34705 West 12 Mile Road, Suite 300
                 Farmington Hills, Michigan 48331
                 Attention: Michael W. Grieves, President

Any such notice, demand or other communication given to the Warrant Agent shall be sufficiently given when it is deposited with the United States Postal Service for first-class or registered mail delivery, with postage prepaid and addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

                 American Stock Transfer & Trust Company
                 40 Wall Street
                 New York, New York 10005
                 Attention:                  , President

Any such notice, demand or other communication given to the Holder of any Warrant Certificate shall be sufficiently given, whether or not such Holder actually receives such notice, three days after it is deposited with the United States Postal Service for first-class or registered mail delivery, with postage prepaid and addressed to such Holder at his last address as shown on the books of the Company maintained by the Warrant Agent. Any such notice, demand or other communication shall otherwise be deemed given when received by the party for whom it was intended.

         8.5 Defects in Notice. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of any Holder of a Warrant Certificate or the legality or validity of any adjustment made pursuant to Section 4, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken by the Company.

         8.6 Governing Law. The validity, interpretation and construction of this Agreement, of each Warrant Certificate issued hereunder, and of the respective terms and provisions thereof, shall be governed by the laws of the State of New York (without regard to the principles of conflicts of law thereof).

         8.7 Standing. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or entity other than the Company, the Warrant Agent and the Holders of the Warrant Certificates, any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their respective successors and assigns, and the Holders of the Warrant Certificates.


         8.8 Sections; Headings. Unless the context otherwise requires, all references herein to a "Section" shall mean the appropriate Section of this Agreement. The descriptive headings of the Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

         8.10 Availability of the Agreement. The Warrant Agent shall keep copies of this Agreement available for inspection by Holders of Warrants during normal business hours at its Principal Office. Copies of this Agreement may be obtained upon written request made to the Company at the address set forth in Section 8.4.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto under their respective corporate seals as of the day and year first above written.



                                          DATA SYSTEMS NETWORK CORPORATION


                                          By: /S/ Michael W. Grieves
                                              ----------------------------
                                              Michael W. Grieves
                                          Its: President




                                          AMERICAN STOCK TRANSFER & TRUST
                                          COMPANY


                                          By:  /S/ Herbert J. Lemmer
                                               -----------------------------
                                                Herbert J. Lemmer
                                          Its: Vice President